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                                                                   EXHIBIT 10.17

                         [LOGO OF IMPERIAL BANK]
                         SECURITY AND LOAN AGREEMENT
                    (ACCOUNTS RECEIVABLE AND/OR INVENTORY)

This Agreement is entered into between POWER INTEGRATIONS, INC. a Corporation (herein called "Borrower") and IMPERIAL BANK (herein called "Bank").

1. Bank hereby commits, subject to all the terms and conditions of this Agreement and prior to the termination of its commitment as hereinafter provided, to make loans to Borrower from time to time in amounts up to, but not exceeding in the aggregate unpaid principal balance, the following Borrowing Base: as modified by the Addendum to this Security and Loan Agreement.
                                75.000% of eligible Accounts
                                40.000% of the Value of Inventory Eligible
                                Domestic finished goods Not to Exceed
$4,000,000.00 and in no event more than $8,000,000.00.

2. The amount of each loan made by Bank to Borrower hereunder shall be debited to the loan ledger account of Borrower maintained by Bank (herein called "Loan Account") and Bank shall credit the Loan Account with all loan repayments made by Borrower. Borrower promises to pay Bank (b) on or before the tenth day of each month, interest on the average daily unpaid balance of the Loan Account during the immediately preceding month at the rate of No percent (0.000%) per annum in excess of the rate of interest which Bank has announced as its prime lending rate ("Prime rate") which shall vary concurrently with any change in such Prime Rate. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the loan account is outstanding divided by 360, which shall for interest computation purposes be considered one year. Such notice may be given verbally or in writing and should be effective upon receipt by Borrower. The amount of interest payable each month by Borrower shall not be less than a minimum monthly charge of $250.00. Bank is hereby authorized to charge Borrower's deposit account(s) with Bank for all sums due Bank under this Agreement.

3. Requests for loans hereunder shall be in writing duly executed by Borrower in a form satisfactory to Bank and shall contain a certification setting forth the matters referred to in Section 1, which shall disclose that Borrower is entitled to the amount of loan being requested.

4. As used in this Agreement, the following terms shall have the following meanings:

        A. "Accounts" means any right to payment for goods sold or leased, or to be sold or to be leased, or for services rendered or to be rendered no matter how evidenced, including accounts receivable, contract rights, chattel paper, instruments, purchase orders, notes, drafts, acceptances, general intangibles and other forms of obligations and receivables.

        B. "Inventory" means all of the Borrower's goods, merchandise and other personal property which are held for sale or lease, including those held for display or demonstration or out on lease or consignment or to be furnished under a contract of service or are raw materials, work in process or materials used or consumed, or to be used or consumed in Borrower's business, and shall include all property rights, patents, plans, drawings, diagrams, schematics, assembly and display materials relating thereto.

        C. "Collateral" means any and all personal property of Borrower which is assigned or hereafter is assigned to Bank as security or in which Bank now has or hereafter acquires a security interest.

        D. "Eligible Accounts" means all of Borrower's Accounts excluding, however, (1) all Accounts under which payment is not received within 90 days from any invoice date, (2) all Accounts against which the account debtor or any other person obligated to make payment thereon asserts any defense, offset, counterclaim or other right to avoid or reduce the liability represented by the Account and (3) any Accounts if the account debtor or any other person liable in connection therewith is insolvent, subject to bankruptcy or receivership proceedings or has made an assignment for the benefit of creditors or whose credit standing is unacceptable to Bank and Bank has so notified Borrower. Eligible Accounts shall only include such accounts as Bank in its sole discretion shall determine are eligible from time to time.

         E. "Value of Inventory" means the value of Borrower's inventory determined in accordance with generally accepted accounting principles consistently applied excluding, however, the amount of progress payments, pre-delivery payments, deposits and any other sums received by Borrower in anticipation of the sale and delivery of inventory, all inventory on consignment or lease to others, and all property on consignment or lease from others to Borrower.

5. Borrower hereby assigns to Bank all Borrower's present and future Accounts, including all proceeds due thereunder, all guaranties and security therefor and all merchandise giving rise thereto, and hereby grants to Bank a continuing security interest in all Borrower's inventory and in all proceeds and products thereof, whether now owned or hereafter existing or acquired, including all moneys in the Collateral Account referred to in
     Section 6 hereof, as security for any and all obligations of Borrower to Bank, whether now owing or hereafter incurred and whether direct, indirect, absolute or contingent. So long as Borrower is indebted to Bank or Bank is committed to extend credit to Borrower, Borrower will execute and deliver to Bank such assignments, including Bank's standard forms of Specific or General Assignment covering individual Accounts, notices, financing statements, and other documents and papers as Bank may require in order to affirm, effectuate or further assure the assignment to Bank of the Collateral or to give any third party, including the account debtors obligated on the Accounts, notice of Bank's interest in the Collateral.

6. Until Bank exercises its rights to collect the Accounts and inventory proceeds, pursuant to paragraph 10, Borrower will collect with diligence all Borrower's Accounts and inventory proceeds, provided that in the event of a default by Borrower no legal action shall be maintained thereon or in connection therewith without Bank's prior written consent. Any collection of Accounts or inventory proceeds by Borrower, whether in the form of cash, checks, notes, or other instruments for the payment of money (properly endorsed or assigned where required to enable Bank to collect same), shall be in trust for Bank, and Borrower shall keep all such collections separate and apart from all other funds and property so as to be capable of identification as the property of Bank and deliver said collections, together with the proceeds of all cash sales, daily to Bank in the identical form received. The proceeds of such collections when received by Bank may be applied by Bank directly to the payment of Borrower's Loan Account or any other obligation secured hereby. Any credit given by Bank upon receipt of said proceeds shall be conditional credit subject to collection. Returned items at Bank's option may be charged to Borrower's general account. All collections of the Accounts and inventory proceeds shall be set forth on an itemized schedule, showing the name of the account debtor, the amount of each payment and such other information as Bank may request.

7. Until Bank exercises its rights to collect the Accounts or inventory proceeds pursuant to paragraph 10, Borrower may continue its present policies with respect to returned merchandise and adjustments. However, Borrower shall immediately notify Bank of all* cases involving returns, repossessions, and loss or damage of or to merchandise represented by the Accounts or constituting inventory and of any credits, adjustments or disputes arising in connection with the goods or services represented by the Accounts or constituting inventory and, in any of such events, Borrower will immediately pay to Bank from its own funds (and not from the proceeds of Accounts or inventory) for application to Borrower's Loan Account or any other obligation secured hereby the amount of any credit for such returned or repossessed merchandise and adjustments made to any of the Accounts.** Until payment is made as provided herein or until release by Bank from its security interest, all merchandise returned to or
                * material
               ** in excess of the borrowing base limit

                                  Page 1 of 2


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     repossessed by Borrower shall be set aside and identified as the property of Bank and Bank shall be entitled to enter upon any premises where such merchandise is located and take immediate possession thereof and remove same.

8. Borrower represents and warrants to Bank: (i) If Borrower is a corporation, that Borrower is duly organized and existing in the State of its incorporation and the execution, delivery and performance hereof are within Borrower's corporate powers, have been duly authorized and are not in conflict with law or the terms of any charter, by-law or other incorporation papers, or of any indenture, agreement or undertaking to which Borrower is a party or by which Borrower is found or affected; (ii) Borrower is, or at the time the collateral becomes subject to Bank's security interest will be, the true and lawful owner of and has, or at the time the Collateral becomes subject to Bank's security interest will have, good and clear title to the Collateral, subject only to Bank's rights therein; (iii) Each Account is, or at the time the Account comes into existence will be, a true and correct statement of a bona fide indebtedness incurred by the debtor named therein in the amount of the Account for either merchandise sold or delivered (or being held subject to Borrower's delivery instructions) to, or services rendered, performed and accepted by, the account debtor; (iv) That there are or will be no defenses, counterclaims, or setoffs which may be asserted against the Accounts; and
     (v) any and all financial information, including information relating to the Collateral, submitted by Borrower to Bank, whether previously or in the future, is or will be true and correct.

9. Borrower will: (i) Furnish Bank from time to time such financial statements and information as Bank may reasonably request and inform Bank immediately upon the occurrence of a material adverse change therein; (ii) Furnish Bank periodically, in such form and detail and at such times as Bank may require, statements showing aging and reconciliation of the Accounts and collections thereon, and reports as to the inventory and sales thereof;
     (iii) Permit representatives of Bank to inspect the inventory and Borrower's books and records relating to the Collateral and make extracts therefrom at any reasonable time and to arrange for verification of the Accounts, under reasonable procedures, acceptable to Bank, directly with the account debtors or otherwise at Borrower's expense; (iv) Promptly notify Bank of any attachment or other legal process levied against any of the Collateral and any information received by Borrower relative to the Collateral, including the Accounts, the account debtors or other persons obligated in connection therewith, which may in any way affect the value of the Collateral or the rights and remedies of Bank in respect thereto; (v) Reimburse Bank upon demand for any and all legal costs, including reasonable attorneys' fees, and other expense incurred in collecting any sums payable by Borrower under Borrower's Loan Account or any other obligation secured hereby, enforcing any term or provision of this Security Agreement or otherwise or in the checking, handling and collection of the Collateral and the preparation and enforcement of any agreement relating thereto; (vi) Notify Bank of each location at which the inventory is or will be kept, other than for temporary processing, storage or similar purposes, and of any removal thereof to a new location and of each office of Borrower at which records of Borrower relating to the Accounts are kept;
     (vii) Provide, maintain and deliver to Bank policies insuring the Collateral against loss or damage by such risks and in such amounts, forms and companies as Bank may require and with loss payable solely to Bank, and, in the event Bank takes possession of the Collateral, the insurance policy or policies and any unearned or returned premium thereon shall at the option of Bank become the sole property of Bank, such policies and the proceeds of any other insurance covering or in any way relating to the Collateral, whether now in existence or hereafter obtained, being hereby assigned to Bank; (viii) Do all acts necessary to maintain, preserve and protect all inventory, keep all inventory in good condition and repair and not to cause any waste or unusual or unreasonable depreciation thereof, and
     (ix) in the event the unpaid balance of Borrower's Loan Account shall exceed the maximum amount of outstanding loans to which Borrower is entitled under Section 1 hereof, Borrower shall immediately pay to Bank, from its own funds and not from the proceeds of Collateral, for credit to Borrower's Loan Account the amount of such excess.

10. Bank may at any time, without prior notice to Borrower, collect the Accounts and Inventory proceeds and may give notice of assignment to any and all account debtors, and Borrower does hereby make, constitute and appoint Bank its irrevocable, true and lawful attorney with power to receive, open and dispose of all mail addressed to Borrower, to endorse the name of Borrower upon any checks or other evidences of payment that may come into the possession of Bank upon the Accounts or as proceeds of Inventory; to endorse the name of the undersigned upon any document or instrument relating to the Collateral; in its name or otherwise, to demand, sue for, ??? and give acquittances for any and all moneys due or to become due upon the Accounts; to compromise, prosecute or defend any action, claim or proceeding with respect thereto; and to do any and all things necessary and proper to carry out the purpose herein contemplated.

11. Until Borrower's Loan Account and all other obligations secured hereby shall have been repaid in full, Borrower shall not sell, dispose of or grant a security interest in any of the Collateral other than to Bank, or execute any financing statements covering the Collateral in favor of any secured party or person other than Bank.

12. Should: (i) Default be made in the payment of any obligation, or breach be made in any warranty, statement, promise, term or condition, contained herein or hereby secured; (ii) Any statement or representation made for the purpose of obtaining credit hereunder prove false; (iii) Bank deem the Collateral inadequate or unsafe or in danger of misuse; (iv) Borrower become insolvent or make an assignment for the benefit of creditors; or (v) Any proceeding be commended by or against Borrower under any bankruptcy, reorganization, arrangement, readjustment of debt or moratorium law or statute; then in any such event, Bank may, at its option and without demand first made and without notice to Borrower, do any one or more of the following: (a) Terminate its obligation to make loans to Borrower as provided in Section 1 hereof; (b) Declare all sums secured hereby immediately due and payable; (c) immediately take possession of the Collateral wherever it may be found, using all necessary force so to do, or require Borrower to assemble the Collateral and make it available to Bank at a place designated by Bank which is reasonably convenient to Borrower and Bank, and Borrower waives all claims for damages due to or arising from or connected with any such taking; (d) Proceed in the foreclosure of Bank's security interest and sale of the Collateral in any manner permitted by law, or provided for herein; (e) Sell, lease or otherwise dispose of the Collateral at public or private sale, with or without having the Collateral at the place of sale, and upon terms and in such manner as Bank may determine, and Bank may purchase same at any such sale; (f) Retain the Collateral in full satisfaction of the obligations secured thereby; (g) Exercise any remedies of a secured party under the Uniform Commercial Code. Prior to any such disposition, Bank may, at its option, cause any of the Collateral to be repaired or reconditioned in such manner and to such extent as Bank may deem advisable, and any sums expended therefor by Bank shall be repaid by Borrower and secured hereby. Bank shall have the right to enforce one or more remedies hereunder successively or concurrently, and any such action shall not estop or prevent Bank from pursuing any further remedy which it may have hereunder or by law. If a sufficient sum is not realized from any such disposition of Collateral to pay all obligations secured by this Security Agreement, Borrower hereby promises and agrees to pay Bank any deficiency.

13. If any writ of attachment, garnishment, execution or other legal process be issued against any property of Borrower, or if any assessment for taxes against Borrower, other than real property, is made by the Federal or State government or any department thereof, the obligation of Bank to make loans to Borrower as provided in Section 1 hereof shall immediately terminate and the unpaid balance of the Loan Account, all other obligations secured hereby and all other sums due hereunder shall immediately become due and payable without demand, presentment or notice.

14. Borrower authorizes Bank to destroy all invoices, delivery receipts, reports and other types of documents and records submitted to Bank in connection with the transactions contemplated herein at any time subsequent to four months from the time such items are delivered to Bank.

15. Nothing herein shall in any way limit the effect of the conditions set forth in any other security or other agreement executed by Borrower, but each and every condition hereof shall be in addition thereto.

*16. Additional Provisions: see attached Addendum

Executed this 12th day of August, 1997

                                              POWER INTEGRATIONS, INC.
                                       ---------------------------------------
                                                  (Name of Borrower)

                                       BY:        /s/
                                          ------------------------------------
        IMPERIAL BANK                       (Authorized Signature and Title)


BY:        /s/                         BY:        /s/
   ----------------------------------     ------------------------------------
                                Title       (Authorized Signature and Title)

*If none, insert "None"

                    ADDENDUM TO SECURITY AND LOAN AGREEMENT
                    ("SECURITY AND LOAN AGREEMENT") BETWEEN
                   POWER INTEGRATIONS, INC. AND IMPERIAL BANK
                             DATED AUGUST 12, 1997


This Addendum is made and entered into August 12, 1997, between Power Integrations, Inc. ("Borrower") and Imperial Bank ("Bank"). This Addendum amends and supplements the Security and Loan Agreement. In the event of any inconsistency between the terms herein and the terms of the Security and Loan Agreement, the terms herein shall in all cases govern and control. All capitalized terms herein, unless otherwise defined herein, shall have the meaning set forth in the Security and Loan Agreement.

1. Any commitment of Bank, pursuant to the terms of the Security and Loan Agreement, to make advances against Eligible Accounts and Inventory shall expire on August 11, 1998, subject to Bank's right to renew said commitment in its sole discretion. Any such renewal of the commitment shall not be binding upon Bank unless it is in writing and signed by an officer of the Bank. All amounts outstanding under the Security and Loan Agreement shall be due and payable in full on the earlier of (i) the occurrence of a default under the Security and Loan Agreement or this Addendum, or (ii) August 11, 1998.

2. Subject to the availability of the Borrowing Base and in reliance of the representations and warranties of Borrower set forth herein, at any time and from time to time from the date hereof through the business day immediately prior to the expiration date in Section 1 above, Bank shall issue for the account of Borrower such standby and commercial letters of credit ("Letters of Credit") as Borrower may request, which request shall be made by delivering to Bank a duly executed letter of credit application on Bank's standard form; provided, however, that the outstanding and undrawn amounts under all such Letters of Credit (i) shall not at any time exceed $8,000,000.00 and (ii) shall be deemed to constituted outstanding for the purpose of calculating availability under the Borrower Base. Unless Borrower shall have deposited with Bank cash collateral in an amount sufficient to cover all undrawn amounts under each such Letter of Credit and Bank shall have agreed in writing, no Letter of Credit shall have an expiration date that is later than the expiration date in Section 1 above. All Letter of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form application and letter of credit agreement. Borrower will pay any standard issuance and other fees that Bank notifies Borrower will be charged for issuing and processing Letters of Credit for Borrower.

3. Subject to the availability of the Borrowing Base and in reliance on the representations and warranties of Borrower set forth herein, at any time and from time to time from the date hereof through the business day immediately prior to the expiration date in Section 1 above, Bank shall arrange the purchase by Borrower of foreign exchange futures contracts ("Exchange Contracts") as Borrower may request, which request shall be made by delivering to Bank a duly executed exchange contract application on Bank's standard form; provided, however, that the maximum aggregate notional contract amount under all such Exchange Contracts shall not at any time exceed $3,000,000.00 provided, further, that 10% of the maximum aggregate notional contract amount under all such Exchange Contracts shall be deemed to constituted outstanding for the purpose of calculating availability under the Borrowing base. Unless Borrower shall have deposited with Bank cash collateral in an amount sufficient to cover all undrawn amounts under each such Exchange Contract and Bank shall have agreed in writing, no Exchange Contract shall have a due date that is later than the expiration date in Section 1 above. All Exchange Contacts shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form exchange contract application. Borrower will pay any standard issuance and other fees that Bank notifies Borrower will be charges for issuing and processing Exchange

                                     1 of 7

Addendum to Security and Loan Agreement
Dated August 12, 1997

Contract for Borrower. After and during the continuance of a default, Bank may, in its sole and absolute discretion, terminate any or all of the Exchange Contracts. Borrower agrees to indemnify and hold harmless Bank from and against all loss, costs and expense associated with any such termination of any Exchange Contract.

4. At no time will the sum of (i) all Letter of Credit outstanding, plus (ii) 10% of the maximum aggregate notional contract amount under all such Exchange Contracts, plus (iii) direct borrowings, and plus (iv) the net amount due Bank from any participation in equipment leases between Lighthouse Capital and Borrower, exceed the aggregate sum of $8,000,000.00.

5. In addition to the provisions in the Security and Loan Agreement, Eligible Accounts shall only include such accounts as Bank in its sole discretion shall from time to time determine are eligible. Eligible Accounts shall also not include any of the following:

     a. Accounts with respect to which the account debtor is an officer, director, shareholder, employee, subsidiary or affiliate of Borrower;

     b. Accounts due from a customer if more than twenty-five percent (25%) or more of the aggregate amount of accounts of such customer have at that time remained unpaid for more than ninety (90) days from the invoice date (CROSS
AGE);

     c. Accounts representing billings for service or maintenance contracts or for inventory or equipment on rent to the account debtor;

     d.  Salesman's accounts for promotional purposes;

     e. The amount by which any one account exceeds twenty-five percent (25%) of the total accounts receivable balance (CONCENTRATION);

     f. Accounts where the account debtor is a seller to borrower, to the extent that a potential offset exists (CONTRA);

     g. Accounts where the account debtor is a governmental entity, agency or instrumentality thereof.

6. Pursuant to the provisions in the Security and Loan Agreement and this Addendum, Bank will advance up to forty percent (40%) of Eligible Inventory at the request of Borrower made from time to time, up to a maximum amount outstanding not to exceed the lesser of $4,000,000 or 50% of the Borrowing Base. (Inventory Sublimit) Eligible Inventory is defined as completed silicon wafers received from the fabrication plant, or packaged dies received from a third party packaging company located at Borrower's chief executive office, less reserves.

7.   Borrower represents and warrants that:

     a. There is no litigation or other proceeding pending or threatened against or affecting Borrower, and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority;



     b. The balance sheet of Borrower dated as of June 30, 1997, and the related profit and loss statement for the quarter then ended, a copy of which has heretofore been delivered to Bank by Borrower, and all other statements and data submitted in writing by Borrower to Bank in connection with its request for credit are true and

                                     2 of 7

Addendum to Security and Loan Agreement
Dated August 12, 1997

correct, and said balance sheet and profit and loss statement truly present the financial condition of Borrower as of the date thereof and the results of the operations of Borrower for the period covered thereby, and have been prepared in accordance with generally accepted accounting principles on a basis consistently maintained. Since such date, there have been no material adverse changes. Borrower has no knowledge of any liabilities, contingent or otherwise, at such date not reflected in said balance sheet, and Borrower has not entered into any special commitments or substantial contracts which are not reflected in said balance sheet, other than in the ordinary and normal course of its business, which may have a materially adverse effect upon its financial condition, operations or business as now conducted;

     c. Borrower has no liability for any delinquent state, local or federal taxes, and, if Borrower has contracted with any government agency, Borrower has no liability for renegotiation of profits;

     d. Borrower, as of the date hereof, possesses all necessary trademarks, trade names, copyrights, patents, patent rights, and licenses to conduct its business as now operated, without any known conflict with valid trademarks, trade names, copyrights, patents and license rights of others.

8. Borrower agrees that so long as it is indebted to Bank, it will not, without prior written consent of Bank:

     a.  Make any substantial change in the character of its business;

     b. Create, incur, assume or permit to exist any indebtedness for borrowed monies other than loans from Bank except for indebtedness (i) fully subordinated in form and substance satisfactory to Bank to debt due Bank, (ii) equipment leases, and (iii) obligations now existing as shown in financial statement dated June 30, 1997, excluding those being refinanced by Bank; or sell or transfer, either with or without recourse, any accounts or notes receivable or any monies due or to become due;

     c. Create, incur, or assume any mortgage, pledge, encumbrance, lien or charge of any kind (including the charge upon property at any time purchased or acquired under conditional sale or other title retention agreement) upon any asset now owned or hereafter acquired by it, other than liens (i) for taxes not delinquent, (ii) in Bank's favor, and (iii) for equipment leased from parties other than Bank;

     d. Make any loans or advances to any person or other entity other than in the ordinary and normal course of its business as now conducted or make any investment in the securities of any person or other entity other than investments in accordance with the current investment policy of the Borrower as disclosed to the Bank on Schedule A, with such changes thereto requested by the Borrower as may be acceptable to the Bank; or guarantee or otherwise become liable upon the obligation of any person or other entity, except by endorsement of negotiable instruments for deposit or collection in the ordinary and normal course of its business;

     e. Purchase or otherwise acquire the assets or business of any person or other entity; or liquidate, dissolve, merge or consolidate, or commence any proceedings therefore; or except in the ordinary and normal course of its business, sell (including without limitation the selling of any property or other asset accompanied by the leasing back of the same) any assets including any fixed assets, any property, or other assets necessary for the continuance of its business as now conducted;

     f. Declare or pay any dividend or make any other distribution on any of its capital stock now outstanding or hereafter issued or purchase, redeem or retire any of such stock.

                                     3 of 7

Addendum to Security and Loan Agreement
Dated August 12, 1997

9. All financial covenants and financial information referenced herein shall be interpreted and prepared in accordance with generally accepted accounting principles applied on a basis consistent with previous years. Compliance with financial covenants shall be calculated and monitored on a monthly basis except were noted otherwise.

10. Borrower affirmatively covenants that so long as any loans, obligations or liabilities remain outstanding or unpaid to Bank, it will:

     a. At all times maintain a quick ratio (meaning all cash plus accounts receivable divided by current liabilities less deferred revenue) of at least one to one (1.00:1.00);

     b. At all times maintain a maximum ratio of total liabilities (meaning all liabilities, excluding deferred revenue and long term indebtedness fully subordinated to debt due Bank) to tangible net worth (meaning all assets excluding any value for goodwill, trademarks, patents, copyrights, organization expense and other similar intangible items, less total liabilities, plus long term indebtedness fully subordinated to debt due Bank) not to exceed one to one (1.00:1:00);

     c. Measured on a quarterly basis on the last day of each fiscal quarter maintain after tax profitability;

     d. As soon as it is available, but not later than 15 days after and as of the end of each month, deliver to Bank: (i) a listing of aged accounts receivable and accounts payable from invoice date; (ii) inventory summary; and
(iii) Borrowing Base Certificate certified by an officer of Borrower; in form satisfactory to Bank;

     e. As soon as it is available, but not later than 30 days after and as of the end of each month, deliver to Bank: (i) financial statement consisting of a balance sheet, profit and loss statement and cash flow statement, and (ii) Compliance Certificate certified by an officer of Borrower; in form satisfactory to Bank;

     f. As soon as it is available, but not later than 90 days after the end of Borrower's fiscal year, deliver to Bank a report of audit of Borrower's financial statements together with changes in financial position certified without negative qualification by an independent certified public accountant selected by Borrower but acceptable to Bank;

     g. Upon Bank's reasonable Borrower shall deliver to Bank, budgets, sales projections, operating plans, or other financial exhibits;

     h. Upon Bank's reasonable request, and not less frequently than semi-annually per calendar year, Borrower shall deliver to Bank executed originals of Bank's standard form Patent Security Agreement and Trademark Security Agreement, each with appropriate insertions and schedules sufficient for perfecting Bank's security interest in all patents, patent licenses, trademarks and trademark licenses to which Borrower then has any right, title or interest;

     i. Permit representatives of Bank to conduct an audit of Borrower's books and records relating to the Collateral and make extracts therefrom with results satisfactory to Bank, provided that Bank shall use its best efforts to not interfere with the conduct of Borrower's business, and to the extent possible, to arrange for verification of all Accounts directly with the persons obligated thereon or otherwise, all under reasonable procedures acceptable to Bank and at Borrower's sole expense; provided further that, prior to an Event of Default, Borrower shall not be responsible for the expense of more than one audit in any fiscal year;

                                     4 of 7

Addendum to Security and Loan Agreement
Dated August 12, 1997

     j. Maintain and preserve all rights, franchises and other authority adequate for the conduct of its business; maintain its properties, equipment and facilities in good order and repair; conduct its business or partnership, maintain and preserve its existence;

     k. Maintain public liability, property damage and workers compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses. Borrower shall provide evidence of property insurance in amounts and types acceptable to Bank, and certificates naming Bank Loss Payee;

     l. Pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and any of its other liabilities at any time existing, except to the extent and so long as:

     (i) The same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse affect upon its financial condition or the loss of any right of redemption from any sale thereunder; and

     (ii) It shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting practice) deemed by it adequate with respect thereto.

     m. Maintain a standard and modern system of accounting in accordance with generally accepted accounting principles on a basis consistently maintained; permit Bank's representatives to have access to, and to examine its properties, books and records at all reasonable times.

11. In addition to any other amounts due, or to become due, Borrower agrees to pay a loan fee in the amount of five thousand dollars ($5,000.00) to Bank upon signing of this Agreement, together with a documentation preparation.

12. Borrower will maintain substantially all its banking relationship with Bank.

13. All obligations of Borrower shall be Secured by a perfected first priority security interest in all corporate assets, excluding leased equipment. Specific filing in first position on Borrower's intellectual property (excluding MagneTek's rights to Borrower's technology for use inside the field pertaining to lights, which the Bank has a specific filing in second position) with the U.S. Patent & Trademark Office and the U.S. Copyright Office. Borrower agrees to execute and deliver a mortgage for Borrower's intellectual property and amendments appropriate and acceptable to Bank to perfect and maintain Bank's security interest in all such intellectual property proceeds thereof.

14. If any interest payment, principal payment or principal balance payment due from Borrower is delinquent ten (10) or more days, Borrower agrees to pay Bank a late charge in the amount of 5% of the payment so due and unpaid, in addition to the payment; but nothing in this provision is to be construed as any obligation on the part of Bank to accept payment of any payment past due or less than the total unpaid principal balance after maturity. All payments shall be applied first to any late charges owing, then to interest and the remainder, if any, to principal.

15. Should there be a default under the Security and Loan Agreement, the General Security Agreement, or under any note executed by Borrower, all obligations, loans and liabilities of Borrower to Bank, due or to become

                                     5 of 7

Addendum to Security and Loan Agreement
Dated August 12, 1997

due, whether now existing or hereafter arising, shall, at the option of Bank, become immediately due and payable without notice or demand, and Bank shall thereupon have the right to exercise all of its default rights and remedies. The default rate of interest shall be five percent per year in excess of the rate otherwise charged.

16. Notice of Default. Borrower shall promptly notify Bank in writing of the occurrence of any event of default hereunder or any event which upon notice and lapse of time would be an event of default.

17. Miscellaneous Provisions. Failure or Indulgence Not Waiver. No failure or delay on the part of Bank or any holder of Notes issued hereunder, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof. All rights and remedies existing under this agreement or any not issued in connection with a loan that Bank may make hereunder, are cumulative to, and not exclusive of, any rights or remedies otherwise available.

18.  Reference Provision.

     a. Other than (i) non-judicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (ii) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Note ("Agreement"), which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as the date on which a party subject to the Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County where the real property securing this Agreement, if any, is located or Los Angeles County if none (the "Court"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all of the powers of a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP (S)170.6. The referee shall (a) be requested to set the matter for hearing within sixty (60) days after the Claim Date and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP (S)644 in any court in the State of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall

                                     6 of 7

Addendum to Security and Loan Agreement
Dated August 12, 1997

be final and binding upon the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

     b. Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

     c. The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

     d. In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, (S)1280 through (S)1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth herein above shall apply to any such arbitration proceeding.


This Addendum is executed by and on behalf of the parties as of the date first above written.

Power Integrations, Inc.                 Imperial Bank



By:                                               By:
   --------------------------                         --------------------------
        Robert G. Staples                                 Kenneth W. Le Deit

Its: Vice President Finance & Administration      Its: Assistant Vice President

                                     7 of 7

                      Assignment and Assumption Agreement
                                    Between
              Power Integrations, Inc., a California corporation
                                      and
               Power Integrations, Inc., a Delaware corporation
                                      and
                                 Imperial Bank
                                      and
                               Imperial Bancorp


This Assignment and Assumption Agreement dated as of September 23, 1997 ("Assumption Agreement") by and between Power Integrations, Inc., a California corporation ("California"), Power Integrations, Inc., a Delaware corporation ("Delaware"), Imperial Bank ("Bank"), and Imperial Bancorp ("Bancorp").


                                    RECITALS
                                    --------

     A.  The Bank has made certain credit facilities available to California.

     B. California has requested that the Bank consent to the merger of California into Delaware.

     C. The Bank has agreed to consent to the above merger of California into Delaware, but only on the terms of this Agreement.

Now, therefore the parties hereby agree as follows:

1. California hereby assigns and Delaware hereby assumes all the obligations of California pursuant to that Loan and Security Agreement with Addendum, dated August 12, 1997 (the "Credit Agreement"), executed by California in favor of the Bank; the General Security Agreement (Tangible and Intangible Property), dated February 15, 1995 (the "Security Agreement"), executed by California in favor of Bank; the Patent Security Agreement dated February 15, 1995 ("Patent Agreement") executed by California in favor of Bank; the Trademark Security Agreement dated February 15, 1995 ("Trademark Agreement") executed by California in favor of Bank; the Warrant To Purchase Stock dated February 27, 1995, Warrant To Purchase Stock dated August 7, 1995, Common Stock Purchase Warrant dated November 17, 1995, Warrant To Purchase Stock dated April 15, 1996 ("Warrant Agreements") executed by California in favor of Bancorp; and all other documents executed by California in favor of the Bank or Bancorp (the Credit Agreement, the Security Agreement, the Patent Agreement, Trademark Agreement, the Warrant Agreements, and related documents thereto executed by California in favor of Bank or Bancorp hereby collectively referred to as the "Loan Documents")

2. Wherever the name Power Integrations, Inc. appears in any Loan Documents it shall mean Delaware.

3. Wherever the term Obligor, Borrower, the undersigned or other terms which refer to California appear in the Loan Documents it shall mean Delaware.

4. The bank hereby consents to the merger of California into Delaware, provided all the terms of this Agreement are complied with.

5. The Bank's consent hereunder shall only be effective upon the occurrence of all of the following, all in form and substance satisfactory to the Bank:

     A. The receipt by the Bank of this Agreement executed by California and Delaware.

     B. If requested by Bank, UCC-1 Statements shall have been filed with the California Secretary of State showing Delaware as the Debtor and the Bank as the secured Party, and the Bank shall have received a return from the Secretary of State of California showing the Bank as the only secured creditor of Delaware.

     C. The receipt by the Bank, of Certificate of Incorporation of Delaware, Good Standing Certificates of Delaware from the Secretary of State of Delaware and Secretary of State of California.

     D. The receipt by the Bank of a Corporate Resolution of Delaware, authorizing Delaware to assume the obligations of California under the Loan Documents.

     E. If requested by Bank, Proof that Delaware has obtained the insurance required by the Loan Documents and named the Bank as loss payee on such insurance.

6. California and Delaware agree to provide Bank such other documentation as the Bank may reasonable required to further the intent of this Agreement.

7. California and Delaware hereby acknowledge that the Warrants are held in the name of Imperial Bancorp or registered assignees, and agree to do any and all acts requested by Bank to transfer the Warrants to such holder.

8. Except as provided above, the Loan Documents remain unchanged and the parties hereby confirm that the Loan Documents as may be modified by this Agreement are in full force and effect.



Power Integrations, Inc. a Delaware corporation ("Delaware")


By:                                 By:
   ----------------------------         ------------------------------

Title:                              Title:
       ------------------------            ---------------------------



Power Integrations, Inc. a California corporation ("California")


By:                                 By:
   ----------------------------         ------------------------------

Title:                              Title:
       ------------------------            ---------------------------


(Signatures continued on next page)



Imperial Bank ("Bank")          Imperial Bancorp ("Bancorp")

By:                                 By:
   ----------------------------         ------------------------------

Title:                              Title:
       ------------------------            ---------------------------

September 10, 1997

Power Integrations, Inc.
477 North Mathilda Avenue
Sunnyvale, CA 94086

Attn:  Howard Earhart, President and Chief Executive Officer
       Robert G. Staples, Vice President of Finance & Administration

       Re: Bank's Consent


Gentlemen:

Power Integrations, Inc. ("Borrower") a California corporation has requested Imperial Bank's ("Bank") consent, pursuant to that Security and Loan Agreement dated August 12, 1997 between Borrower and Bank, with the attached Addendum dated the same date, (the Security and Loan Agreement and the Addendum herein collectively referred to as "Agreement") to the following: (i) selling its stock through a public offering registered though the Securities Act of 1933 ("Offering"), and (ii) to merge into Power Integrations, Inc. a Delaware corporation ("Delaware").

Bank hereby consents to the Offering. Bank also hereby consents to the merger of Borrower into Delaware on the condition that Borrower and Delaware execute the attached Assignment and Assumption Agreement. In consideration of Bank providing the above consent regarding the merger, Borrower hereby agrees that they will, and will cause Delaware to, execute the attached Assignment and Assumption prior to the merger of Borrower into Delaware. A failure of Borrower or Delaware to execute the attached Assignment and Assumption Agreement will cause the consent contained herein relating to the merger to be null and void.

Except as stated above, the Agreement shall remain unaltered and in full force and effect. The above consent is specific as to content and time. This letter is not a consent, amendment or waiver of any other term of the Agreement. Please sign below to show your agreement with the foregoing and return the original.


Sincerely,



Kenneth W. Le Deit
Assistant Vice President
Emerging Growth Industries


Agreed to and accepted:

Power Integrations, Inc.


_______________________________
           Signature

_______________________________
             Title